Exhibit 99.1

FROM:    THE WARNACO GROUP, INC.
         90 Park Avenue, 26th Floor
         New York, NY 10016

         Rubenstein Associates, Inc.
         Public Relations
         Contact: Howard J. Rubenstein Tel: (212) 843-8080

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                                                         FOR IMMEDIATE RELEASE


            WARNACO FILES VOLUNTARY PETITION UNDER CHAPTER 11 OF
                            U.S. BANKRUPTCY CODE

               International Operations Unaffected By Filing

       Secures Commitment for $600 Million in Post-Petition Financing


NEW YORK, June 11, 2001 - The Warnaco Group, Inc. (NYSE: WAC) announced today that the Company, and certain of its subsidiaries, have voluntarily petitioned for protection under Chapter 11 of the U.S. Bankruptcy Code with the U.S. Bankruptcy Court for the Southern District of New York. The Company's international subsidiaries, including operating entities in Canada, Mexico, Europe, Latin America and Asia, will be largely unaffected by the filing. While operating under the protection of Chapter 11, the Company will seek to increase operating liquidity and continue the operational and financial restructuring it began in 2000.

The combination of a general economic downturn, a softening retail environment, an increasingly competitive industry and the Company's debt obligations all contributed to the need for the filing. The Company has conducted a thorough and careful review of all of its available options and has concluded that a reorganization under Chapter 11 is the only way to secure additional operating liquidity, stabilize the Company, and maintain sufficient flexibility to restructure its debt and continue its operating turnaround.

Warnaco announced today that it has secured a commitment of $600 million Debtor-in-Possession (DIP) financing from a consortium of banks led by Citibank, J.P. Morgan Chase and The Bank of Nova Scotia, subject to bankruptcy court approval.
                                  - more -

The Company emphasized that during the voluntary restructuring process, day-to-day business operations will continue uninterrupted. The Company believes that the financing package will, among other things, provide ample funding to maintain normalized business with its vendors post-petition and maintain uninterrupted distribution of its products to its customers.

"We are very pleased to have received the commitment for a $600 million DIP line to finance our ongoing operations and support our portfolio of world-class brands as we reorganize our business," said Linda J. Wachner, Chairman and Chief Executive Officer of Warnaco. "With this new financing and our experienced management team, we now have the elements in place to put Warnaco back on the track toward financial stability. The addition of Tony Alvarez to the management team this past month as Chief Restructuring Officer brings extensive restructuring and reorganization expertise to successfully complete this process."

Tony Alvarez is a Founding Managing Director of Alvarez & Marsal, Inc. Mr. Alvarez has served as a turnaround manager or consultant for a number of companies across a variety of industries.

The Warnaco Group, Inc., headquartered in New York, is a leading manufacturer of intimate apparel, menswear, jeanswear, swimwear, men's and women's sportswear, better dresses, fragrances and accessories sold under such brands as Warner's(R), Olga(R), Van Raalte(R), Lejaby(R), Weight Watchers(R), Bodyslimmers(R), Izka(R), Chaps by Ralph Lauren(R), Calvin Klein(R) men's, women's, and children's underwear, men's accessories, and men's, women's, junior women's and children's jeans, Speedo(R)/Authentic Fitness(R) men's, women's and children's swimwear, sportswear and swimwear accessories, Polo by Ralph Lauren(R) women's and girls' swimwear, Oscar de la Renta(R), Anne Cole Collection(R), Cole of California(R) and Catalina(R) swimwear, A.B.S. (R) Women's sportswear and better dresses and Penhaligon's(R) fragrances and accessories.
                                  - more -

This release includes forward-looking statements within the meaning of
Section 27A of Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events that involve risks and uncertainties, including the sufficiency of the DIP financing, the ability of the Company to satisfy the conditions and requirements of the credit facilities of the Company, the effects of the Chapter 11 filing on the operation of the Company, the effect of national and regional economic conditions, the overall level of consumer spending, the performance of the Company's products within the prevailing retail environment, customer acceptance of both new designs and newly-introduced product lines, and financial difficulties encountered by customers. All statements other than statements of historical facts included in this release are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.

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